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As filed with the Securities and Exchange Commission on November 1, 2010.

Registration No. 333-169971

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 4
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Xueda Education Group
 (Exact name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	8200 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

A-4 Xibahe Beili
Chaoyang District
Beijing 100028
People's Republic of China
Telephone: (8610) 6427-8899
(Address and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017, United States
(212) 750-6474
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Leiming Chen Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong (852) 2514-7600	Howard Zhang Davis Polk & Wardwell LLP 26/F, Twin Towers (West) B12 Jian Guo Men Wai Avenue, Chaoyang District Beijing 100022, China (8610) 8567-5000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

 EXPLANATORY NOTE

          The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 5.1 to this registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the cover page, this explanatory note and Part II of this registration statement.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers

          Cayman Islands law does not limit the extent to which a company's articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant's articles of association provide that each officer or director of the registrant will be indemnified out of the assets of the registrant against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part, or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the registrant.

          Under the form of indemnification agreement filed as Exhibit 10.1 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

          The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Recent Sales of Unregistered Securities

          During the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters' underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Date of Issuance	Securities	Aggregate Consideration (in U.S. Dollars)	Principal Purchasers
June 22, 2009	69,962,800 Ordinary shares	N/A	Five founders
August 28, 2009	21,555,920 Series A1 preferred shares	500,000	One investor
August 28, 2009	8,796,920 Series A2 preferred shares	880	Three investors
March 16, 2010	Options to purchase 10,320,097 ordinary shares	N/A	Employees

Item 8.    Exhibits and Financial Statement Schedules

(a)    Exhibits

          See Exhibit Index beginning on page II-7 of this Registration Statement.

(b)    Financial Statement Schedules

          All supplement schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9.    Undertakings

          The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (4)
  For the purpose of determining any liability under the Securities Act of 1933, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on November 1, 2010.

XUEDA EDUCATION GROUP
By:	/s/ XIN JIN Name: Xin Jin Title: Chief Executive Officer and Director

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated in San Francisco, California on November 1, 2010.

Signature	Capacity

* Rubin Li	Chairman of the Board of Directors
/s/ XIN JIN Xin Jin	Chief Executive Officer and Director (Principal Executive Officer)
* Junfeng Gao	Chief Financial Officer (Principal Financial and Accounting Officer)
* Jun Wang	Director
* Jinbo Yao	Director
* Gongquan Wang	Director
* Yafei Wang	Director
* Sean Shao	Director

*By:	/s/ XIN JIN Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

          Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Xueda Education Group has signed this registration statement or amendment thereto in New York, New York on November 1, 2010.

Law Debenture Corporate Services Inc.
By:	/s/ KATE LEDYARD Name: Kate Ledyard Title: Manager

 EXHIBIT INDEX

Exhibit No.		Description of Exhibit
1.1	†	Form of Underwriting Agreement
3.1	†	Second Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2	†	Third Amended and Restated Memorandum and Articles of Association of the Registrant, effective upon the completion of this offering
4.1	†	Form of Ordinary Share Certificate
4.2	*	Form of Deposit Agreement between the Registrant and Citibank, N.A., as depositary
4.3	†	Form of American depositary receipt evidencing American depositary shares (included in Exhibit 4.2)
4.4	†	Shareholders Agreement, dated as of August 28, 2009
5.1		Opinion of Walkers regarding the issue of ordinary shares being registered
8.1	†	Opinion of Simpson Thacher & Bartlett LLP regarding certain U.S. federal tax matters
8.2	†	Opinion of Walkers regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1	†	Form of Indemnification Agreement between the Registrant and its directors
10.2	†	Form of Employment Agreement between the Registrant and its executive officers
10.3	†	English translation of Amended and Restated Exclusive Technology Consulting and Management Service Agreement between Xuecheng Century (Beijing) Information Technology Co., Ltd. and Beijing Xueda Information Technology Co., Ltd.
10.4	†	English translation of Pledge Agreement between Xuecheng Century (Beijing) Information Technology Co., Ltd. and shareholders of Beijing Xueda Information Technology Co., Ltd.
10.5	†	English translation of Amended and Restated Exclusive Purchase Right Contract between Xuecheng Century (Beijing) Information Technology Co., Ltd. and shareholders of Beijing Xueda Information Technology Co., Ltd.
10.6	†	English translations of form of powers of attorney granted by shareholders of Beijing Xueda Information Technology Co. Ltd. in favor of Xuecheng Century (Beijing) Information Technology Co., Ltd.
10.7	†	Xueda Education Group Amended and Restated 2009 Equity Incentive Plan
10.8	†	Subscription Agreement, dated as of October 20, 2010, between the Registrant and WP X Investments IV Ltd.
10.9	†	Investor and Registration Rights Agreement, dated as of October 20, 2010, between the Registrant and WP X Investment IV Ltd.
21.1	†	Subsidiaries of Registrant
23.1	†	Consent of Deloitte Touche Tohmatsu CPA Ltd.
23.2	†	Consent of Walkers (included in Exhibit 5.1 and Exhibit 8.2)
23.3	†	Consent of Commerce and Finance Law Offices (included in Exhibit 99.1)
23.4	†	Consent of Marsh Financial Advisory Services Limited
23.5	†	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.1)
23.6	†	Consent of IDC China
23.7	†	Consent of Euromonitor International
23.8	†	Consent of Julian Cheng

Exhibit No.		Description of Exhibit
24.1	†	Powers of Attorney (included on the signature page in Part II of this Registration Statement)
99.1	†	Opinion of Commerce and Finance Law Offices

*
Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-169976), filed with the Commission with respect to American depositary shares representing ordinary shares.

†
Filed previously.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 6. Indemnification of Directors and Officers
  Item 7. Recent Sales of Unregistered Securities
  Item 8. Exhibits and Financial Statement Schedules
  Item 9. Undertakings
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
EXHIBIT INDEX